UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2020

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2020, Randy Tomlin, the Chairman of the Board of Directors (the “Board”) of MobileSmith, Inc. (the “Company”) informed the Company that his previously announced leave of absence from the office of President and Chief Executive Officer is now permanent and also that he resigned from his role of a Chairman of the Board. However, Mr. Tomlin will continue to be a member of the Board as a director. Mr. Tomlin's compensation for being a member of the Board will continue to be $2,500 per month.

On March 6, 2020, Ray Hemmig resigned from the Board of the Company. Mr. Hemmig was a member of the Company’s Audit Committee and Chairman of the Compensation Committee. Mr. Hemmig’s resignation from the Board was not as a result of any disagreement with the Company, the Board, or the Company’s independent auditor. A copy of Mr. Hemmig’s resignation letter is attached to this Current Report on Form as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit
99.1 Resignation Letter of Ray Hemmig dated March 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2020	Company Name: MobileSmith Inc.

By: /s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer